UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01	Regulation FD Disclosure.
On July 10, 2025, ModivCare Inc. (the “Company”) issued a press release announcing that it has regained compliance with Rule 5450(b)(3)(C) of the Nasdaq Stock Market LLC (“Nasdaq”) regarding the Company’s market value of publicly held shares (“MVPHS”), with the result that the Company again satisfies all Nasdaq listing standards required for continued listing on The Nasdaq Global Select Market. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On July 7, 2025, the Company received written notice from the Listing Qualifications Department of Nasdaq informing the Company that it regained compliance with the minimum $15,000,000 MVPHS required for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C), having confirmed that the Company's MVPHS had been above $15,000,000 for at least the last 20 consecutive business days. Accordingly, the Company again satisfies all NASDAQ listing requirements for continued listing on the Nasdaq Global Select Market and this matter has been closed.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModivCare Inc.

Date: July 10, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary